Section 906 Certifications
I, Jonathan S. Horwitz, the Principal Executive Officer of the Funds listed on Attachment A, certify that, to my knowledge:
1. The form N-CSR of the Funds listed on Attachment A for the period ended April 30, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended April 30, 2018 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.
Date: June 28, 2018
/s/ Jonathan S. Horwitz
______________________
Jonathan S. Horwitz
Principal Executive Officer
Section 906 Certifications
I, Janet C. Smith, the Principal Financial Officer of the Funds listed on Attachment A, certify that, to my knowledge:
1. The form N-CSR of the Funds listed on Attachment A for the period ended April 30, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended April 30, 2018 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.
Date: June 28, 2018
/s/ Janet C. Smith
______________________
Janet C. Smith
Principal Financial Officer
Attachment A
Period (s) ended April 30, 2018
Putnam Capital Opportunities Fund
Putnam Capital Spectrum Fund
Putnam Convertible Securities Fund
Putnam Equity Spectrum Fund
Putnam Fixed Income Absolute Return Fund
Putnam Global Equity Fund
Putnam Global Income Trust
Putnam Global Sector Fund
Putnam Income Fund
Putnam Managed Municipal Income Trust
Putnam Multi-Asset Absolute Return Fund
Putnam Multi-Cap Core Fund
Putnam Municipal Opportunities Trust
Putnam Short Duration Bond Fund
Putnam Sustainable Future Fund